Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Global Medical REIT Inc.

Bethesda, Maryland

Opinion on the Financial Statements

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the Facilities located in Belpre, Ohio (collectively the “Property”), which is a portfolio of four medical office buildings for the year ended December 31, 2017. In our opinion, the financial statements present fairly, in all material respects, the revenues and certain operating expenses of the Facilities in Belpre, Ohio, for the year ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Global Medical REIT Inc.) as discussed in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Property's auditor since 2018.

Houston, Texas

June 22, 2018

THE PORTFOLIO LOCATED IN BELPRE, OHIO

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2018 (unaudited) and the Year Ended December 31, 2017

(in thousands)

	Three Months Ended March 31, 2018	Year Ended December 31, 2017
	(unaudited)
Revenues:
Rental revenue	$1,347	$5,103
Certain operating expenses:
Miscellaneous expense	8	30
Revenues in excess of certain operating expenses	$1,339	$5,073

See accompanying notes to statements of revenues and certain operating expenses.

THE PORTFOLIO LOCATED IN BELPRE, OHIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2018 (unaudited) and the Year Ended December 31, 2017

(dollar amounts in thousands)

(1)	Organization

The portfolio consists of four medical office buildings located in Belpre, Ohio (the “Belpre Portfolio”). On April 19, 2018, Global Medical REIT Inc. (“Global Medical”) acquired the Belpre Portfolio from the Minnite Family, LLC, a West Virginia limited liability company; Belpre I, LLC, a West Virginia limited liability company; Belpre II, LLC, a West Virginia limited liability company; Belpre III, LLC, a West Virginia limited liability company and Belpre IV, LLC, a West Virginia limited liability company (collectively, the “Belpre Seller”) and assumed the Belpre Seller’s interest, as lessor, in four triple-net leases (collectively, the “Belpre Portfolio Leases”) with Marietta Memorial Hospital, a subsidiary of Memorial Health System. The Belpre Portfolio Leases have a weighted average remaining lease term of approximately 11.35 years, with each of the Belpre Portfolio Leases containing three, five-year tenant renewal options.

(2)	Basis of Presentation

The accompanying statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the United States Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations be included with certain filings with the SEC. The Historical Summary includes the historical revenues and operating expenses of the Belpre Seller, exclusive of interest expense, depreciation and amortization expense, management fees, and other nonrecurring owner specific expenses, which may not be comparable to the corresponding amounts reflected in the future operations of the Belpre Seller.

In the opinion of management, all adjustments necessary for a fair presentation of such Historical Summary have been included. Such adjustments consisted of normal recurring items.

(3)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

Revenue Recognition

The Belpre Sellers’ operations consist of rental revenue earned under the leases of the four medical office building which provide for noncontingent annual rent escalations and charges to the tenant for real estate taxes and operating expenses.

Rental revenue for the leases is recognized by amortizing the aggregate lease payments on a straight-line basis over the terms of the leases. The leases are accounted for as operating leases.

(5)	Rental Revenue

The aggregate annual minimum cash to be received on the lease as of March 31, 2018, is as follows for the subsequent years ended December 31; as listed below.

2018 (nine months remaining)	$3,826
2019	5,217
2020	5,363
2021	5,371
2022	5,430
Thereafter	35,780
Total	$60,987

The aggregate annual minimum cash to be received on the lease as of December 31, 2017, is as follows for the subsequent years ended December 31; as listed below.

2018	$5,098
2019	5,217
2020	5,363
2021	5,371
2022	5,430
Thereafter	35,780
Total	$62,259

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